Exhibit 99.1

NEWS RELEASE
November 22, 2022

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2023 THIRD QUARTER RESULTS

Third Quarter Highlights

•Contract revenues of $1.042 billion; 22.1% growth
•Non-GAAP Adjusted EBITDA of $114.6 million
•Net Income of $54.0 million, or $1.80 per common share diluted

Palm Beach Gardens, Florida, November 22, 2022 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter ended October 29, 2022. Contract revenues were $1.042 billion for the quarter ended October 29, 2022, compared to $854.0 million in the year ago period, an increase of 22.1%. Non-GAAP Adjusted EBITDA was $114.6 million, or 11.0% of contract revenues, for the quarter ended October 29, 2022, compared to $83.1 million, or 9.7% of contract revenues, in the year ago period.

Net income was $54.0 million, or $1.80 per common share diluted, for the quarter ended October 29, 2022, compared to $28.7 million, or $0.94 per common share diluted, in the year ago period. Results for the quarters ended October 29, 2022 and October 30, 2021 include income tax benefits of $3.2 million, or $0.11 per common share diluted, and $3.0 million, or $0.10 per common share diluted, respectively, for the vesting and exercise of share-based awards and for credits related to tax filings for prior years.

Year-to-Date Highlights

Contract revenues were $2.891 billion for the nine months ended October 29, 2022, compared to $2.369 billion for the nine months ended October 30, 2021. Contract revenues increased 22.2% organically after excluding $3.9 million of contract revenues from storm restoration services in the comparable year ago period. Non-GAAP Adjusted EBITDA was $283.0 million, or 9.8% of contract revenues, for the nine months ended October 29, 2022, compared to $201.0 million, or 8.5% of contract revenues, in the comparable year ago period.

Net income was $117.4 million, or $3.91 per common share diluted, for the nine months ended October 29, 2022. For the comparable year ago period, net income was $47.8 million, or $1.54 per common share diluted. Results for the nine months ended October 29, 2022 and October 30, 2021 include income tax benefits of $7.6 million, or $0.25 per common share diluted, and $5.8 million, or $0.19 per common share diluted, respectively, for the vesting and exercise of share-based awards and for credits related to tax filings for prior years.

During the nine months ended October 29, 2022, the Company purchased 304,030 shares of its own common stock in open market transactions for $28.5 million at an average price of $93.85 per share.

Outlook

The Company expects contract revenues for the quarter ending January 28, 2023 to increase by mid- to high-single digit as a percentage of contract revenues as compared to the quarter ended January 29, 2022. Non-GAAP Adjusted EBITDA as a percentage of contract revenues is expected to increase modestly for the quarter ending January 28, 2023 as compared to the quarter ended January 29, 2022. For additional information regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2023 third quarter results on Tuesday, November 22, 2022 at 9:00 a.m. Eastern time. Interested parties may participate in the question and answer session of the conference call by registering at https://register.vevent.com/register/BI0369368b0c7644b086408460275d7ef8. Upon registration, participants will receive a dial-in number and unique PIN to access the call. Participants are encouraged to join approximately ten minutes prior to the scheduled start time.

For all other attendees, a live listen-only audio webcast of the call, including an accompanying slide presentation, can be accessed directly at https://edge.media-server.com/mmc/p/z2ivk522. A replay of the live webcast and the related materials will be available on the Company's Investor Center website at https://ir.dycomind.com for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements within the meaning of the 1995 Private Securities Litigation Reform Act. These forward-looking statements include those related to the outlook for the quarter ending January 28, 2023, including, but not limited to, those statements found under the “Outlook” section of this press release. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this press release. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include future economic conditions and trends including the potential impacts of an inflationary economic environment, customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the impact to the Company’s backlog from project cancellations or postponements, the impact of the COVID-19 pandemic, the impact of varying climate and weather conditions, the anticipated outcome of other contingent events, including litigation or regulatory actions involving the Company, the adequacy of our liquidity, the availability of financing to address our financial needs, the Company’s ability to generate sufficient cash to service its indebtedness, the impact of restrictions imposed by the Company’s credit agreement, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements.

For more information, contact:
Callie Tomasso, Investor Relations
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	October 29, 2022	January 29, 2022
ASSETS
Current assets:
Cash and equivalents	$65,285	$310,757
Accounts receivable, net	1,244,482	895,898
Contract assets	53,319	24,539
Inventories	107,135	81,291
Income tax receivable	—	12,729
Other current assets	42,797	30,876
Total current assets	1,513,018	1,356,090

Property and equipment, net	337,175	294,798
Operating lease right-of-use assets	66,083	61,101
Goodwill and other intangible assets, net	362,623	374,317
Other assets	26,397	31,918
Total assets	$2,305,296	$2,118,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$200,980	$155,896
Current portion of debt	17,500	17,500
Contract liabilities	14,419	18,512
Accrued insurance claims	41,594	36,805
Operating lease liabilities	26,522	24,641
Income taxes payable	9,585	233
Other accrued liabilities	160,500	128,209
Total current liabilities	471,100	381,796

Long-term debt	811,350	823,251
Accrued insurance claims - non-current	48,719	48,238
Operating lease liabilities - non-current	39,513	36,519
Deferred tax liabilities, net - non-current	59,416	55,674
Other liabilities	16,582	14,202
Total liabilities	1,446,680	1,359,680

Total stockholders’ equity	858,616	758,544
Total liabilities and stockholders’ equity	$2,305,296	$2,118,224

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Contract revenues	$1,042,423	$853,973	$2,890,996	$2,369,038

Costs of earned revenues, excluding depreciation and amortization	850,897	705,865	2,394,606	1,977,243
General and administrative[1]	78,798	66,899	221,514	198,640
Depreciation and amortization	35,454	37,766	107,436	115,307
Total	965,149	810,530	2,723,556	2,291,190

Interest expense, net	(10,592)	(9,132)	(29,057)	(24,343)
Loss on debt extinguishment[2]	—	—	—	(62)
Other income, net	2,474	564	9,856	4,267
Income before income taxes	69,156	34,875	148,239	57,710

Provision for income taxes[3]	15,144	6,158	30,835	9,930

Net income	$54,012	$28,717	$117,404	$47,780

Earnings per common share:

Basic earnings per common share	$1.83	$0.95	$3.97	$1.57

Diluted earnings per common share	$1.80	$0.94	$3.91	$1.54

Shares used in computing earnings per common share:

Basic	29,524,516	30,172,254	29,561,172	30,426,337

Diluted	29,978,795	30,614,706	30,007,257	30,928,890

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %’s

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Contract Revenues - GAAP	$1,042,423	$853,973	$2,890,996	$2,369,038
Contract Revenues - GAAP Organic Growth %	22.1%		22.0%

Contract Revenues - GAAP	$1,042,423	$853,973	$2,890,996	$2,369,038
Revenues from storm restoration services	—	—	—	(3,869)
Non-GAAP Organic Contract Revenues	$1,042,423	$853,973	$2,890,996	$2,365,169
Non-GAAP Organic Contract Revenues Growth %	22.1%		22.2%

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$54,012	$28,717	$117,404	$47,780
Interest expense, net	10,592	9,132	29,057	24,343
Provision for income taxes	15,144	6,158	30,835	9,930
Depreciation and amortization	35,454	37,766	107,436	115,307
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	115,202	81,773	284,732	197,360
Gain on sale of fixed assets	(5,135)	(415)	(13,991)	(4,259)
Stock-based compensation expense	4,515	1,789	12,273	7,838
Loss on debt extinguishment[2]	—	—	—	62
Non-GAAP Adjusted EBITDA	$114,582	$83,147	$283,014	$201,001
Non-GAAP Adjusted EBITDA % of contract revenues	11.0%	9.7%	9.8%	8.5%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods. For comparison purposes, Lumen’s Non-GAAP Organic Contract Revenue and Non-GAAP Organic Contract Revenue Growth percentage excludes the estimated contract revenues for the quarters ended October 29, 2022 and October 30, 2021 related to the ILEC (incumbent local exchange carrier) business in 20 states it sold to Brightspeed on October 3, 2022.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

Notes

1 Includes stock-based compensation expense of $4.5 million and $1.8 million for the quarters ended October 29, 2022 and October 30, 2021, respectively, and $12.3 million and $7.8 million for the nine months ended October 29, 2022 and October 30, 2021, respectively.
2 During the nine months ended October 30, 2021, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026.
3 Results include income tax benefits of $3.2 million, or $0.11 per common share diluted, and $3.0 million, or $0.10 per common share diluted for the quarters ended October 29, 2022 and October 30, 2021, respectively, for the vesting and exercise of share-based awards and for credits related to tax filings for prior years.
Results for the nine months ended October 29, 2022 and October 30, 2021 include income tax benefits of $7.6 million, or $0.25 per common share diluted, and $5.8 million, or $0.19 per common share diluted, respectively, for the vesting and exercise of share-based awards and for credits related to tax filings for prior years.